ORANGE-CO, INC.
This Proxy is Solicited on Behalf of the Board of Directors of Orange-co, Inc.

The undersigned hereby constitutes and appoints Ben Hill Griffin, III and Gene Mooney, or either of them, attorneys, agents and proxies with power of substitution to vote all of the share of Common Stock of Orange-co, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Citrus and Chemical Bank, 600 North Broadway, Bartow, Florida, February 27, 1997 at 10:00 A.M. local time, and any adjournment thereof.

The Proxy when properly executed will be voted in the manner directed. If no direction is made with respect to election of directors, this Proxy will be voted FOR the nominees. In their discretion the parties are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve or, for good cause, will not serve.

1.   Nomination for election as directors:
     Ben Hill Griffin, III; John R. Alexander;
     Richard A. Coonrod; Paul E. Coury;
     George W. Harris, Jr.; W. Bernard Lester;
     Gene Mooney; C.B. Myers, Jr.; Thomas H. Taylor, Sr.

Unless authority is withheld this Proxy will be voted for the election of all nominees.

(Change of Address/Comments)









(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes, if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card.

SEE REVERSE
SIDE

REVERSE SIDE OF PROXY CARD

Please mark your votes as indicated in this example       X


                         FOR         WITHHELD
1.   ELECTION OF
     DIRECTORS          ____           ____       (See Reverse)
     (See Reverse)

For, except vote withheld from the following nominee(s):





Change of Address

Annual Meeting


The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy
Statement dated January 22, 1997 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.


Signatures                                   Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.